UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

0-27246

(Commission

File Number)

Delaware	94-2794449
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (zip code)

(408) 523-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Zoran Corporation (the “Company”) is filing this Current Report on Form 8-K in connection with the completion of the acquisition of the Company by CSR plc (“CSR”), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 16, 2011 (the “Merger Agreement”), by and among the Company, CSR, and Zeiss Merger Sub, Inc., a wholly owned subsidiary of CSR (“Merger Sub”). The Company and CSR previously announced entry into the Merger Agreement on June 21, 2011. The Merger Agreement was adopted by the Company’s stockholders at a special stockholders meeting held on August 30, 2011.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger on August 31, 2011 (the “Effective Time”), Merger Sub merged with and into the Company with the Company as the surviving corporation (the “Merger”). At the Effective Time, each share of Zoran’s common stock, par value $0.001 per share (“Zoran Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Zoran Common Stock held directly or indirectly by the Company or by CSR or any of their wholly owned subsidiaries (which were cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights were perfected in accordance with Delaware law, was converted into the right to receive a combination of $6.26 in cash, without interest, plus 0.14725 of an American Depositary Share of CSR (“CSR ADS”) (which will be equivalent to 0.589 CSR ordinary shares) for each share of Zoran Common Stock.

At the Effective Time, each outstanding and unexercised stock option to acquire Zoran Common Stock and each restricted stock unit, or RSU, with respect to Zoran Common Stock will be assumed by CSR. The assumed options and RSUs will be converted into options or RSUs, respectively (as converted, “Converted Stock Options” or “Converted RSUs”), which shall, subject to the prevailing terms and conditions of grant, be satisfied by the issuance of either CSR ADSs or CSR ordinary shares, at the election of CSR, provided that all Converted Stock Options and Converted RSUs held by persons who are not residents of Europe or India shall be exercisable for CSR ADSs unless otherwise agreed by CSR and the Company. The number of CSR ADSs or CSR ordinary shares issuable for each Converted Stock Option or Converted RSU will equal the number of Zoran common shares subject to the award multiplied by an exchange ratio derived from the merger consideration, rounded down to the nearest share for options and rounded to the nearest share for RSUs. The exchange ratio for awards settled in CSR ADSs will be 0.14725 plus the quotient obtained by dividing (x) $6.26 converted to pounds, by (y) the product of four multiplied by the trading price for a CSR ordinary share on the day prior to the Merger. The exchange ratio for awards settled in CSR ordinary shares will be 0.589 plus the quotient obtained by dividing (x) $6.26 converted to pounds, by (y) the trading price for a CSR ordinary share on the day prior to the Merger. In addition, the per share exercise price of each Converted Stock Option will be adjusted by dividing the current exercise price by the CSR ADS exchange ratio or the CSR ordinary share exchange ratio, depending on which security is issuable upon exercise, with the result rounded up to the nearest whole cent or pence.

A total of approximately $316 million and 7.4 million CSR ADSs is expected to be paid as consideration for the Merger.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2011 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2011, the Company notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger was completed and requested that (i) trading of the Zoran Common Stock on NASDAQ be suspended and (ii) NASDAQ file with the SEC a Form 25 to delist Zoran Common Stock. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03

Item 5.01 Change in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of CSR, as described in Item 2.01 of this Current Report on Form 8-K. The aggregate merger consideration to be paid by CSR for all outstanding shares of Zoran Common Stock in connection with the Merger is approximately $316 million and 7.4 million CSR ADSs. The cash portion of the merger consideration will be paid by CSR from its cash on hand.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the then-current directors and officers of the Company resigned and ceased to be directors or officers, as applicable, of the Company, and the director and officer of Merger Sub immediately prior to the effective time of the Merger became the initial director and officer of the surviving corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company was restated in its entirety and, as so restated, became the certificate of incorporation of the surviving corporation, and the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the surviving corporation.

The surviving corporation’s certificate of incorporation and bylaws, as of the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 30, 2011, the Company held a special meeting of stockholders to consider and vote on (1) a proposal to adopt the Merger Agreement and (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the special meeting to adopt the Merger Agreement.

As of July 18, 2011, which was the record date for the special meeting, 50,109,237 shares of the Company’s common stock were issued and outstanding. A quorum was present at the special meeting.

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders. The results of the vote on the proposals were:

Voting Results for Special Meeting

Vote Item	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger	30,179,288	9,527,060	885,418

Vote Item	For	Against	Abstain
2. Approval of the proposal to adjourn the special meeting and solicit additional proxies if necessary or appropriate	28,555,644	11,145,789	890,333

Adjournment of the special meeting was not necessary or appropriate because there were sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Amended & Restated Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 21, 2011)

3.1	Amended and Restated Certificate of Incorporation

3.2	Bylaws

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2011	ZORAN CORPORATION

	By:	/s/ Will Gardiner
	Name:	Will Gardiner
	Title:	Chief Executive Officer, President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Amended & Restated Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 21, 2011)

3.1	Amended and Restated Certificate of Incorporation

3.2	Bylaws